UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 29, 2009

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 2, 2009, the Company issued the following news release:

Central Vermont Public Service

NEWS RELEASE

Contact: Steve Costello (802) 747-5427          (802) 742-3062 (pager)
For Immediate Release: Nov. 2, 2009

Appointments to CVPS Board of Directors

RUTLAND -- Central Vermont Public Service (NYSE-CV) today announced the appointment of two independent directors to its Board of Directors.  John M. Goodrich (59) was appointed to the Board of Directors, effective November 3, 2009 and Elisabeth B. Robert (54) was appointed as an Advisory Director, effective November 3, 2009.

Goodrich is vice president of power - Americas at Weidmann Electrical Technology Inc.  His company makes electrical insulation for transformer manufacturers and users. Prior to his current position Goodrich served as vice president of operations and site manager for Weidmann’s operations in St. Johnsbury, Vermont, from 2004 to 2007.  He also worked abroad starting an operation in Mexico and participating on a team for a major process installation in China.  He has additional work experiences in Brazil and Switzerland.  Goodrich earned a bachelor's degree in civil engineering from the University of New Hampshire and a master's degree in business administration from the University of Colorado.

Robert is chief executive officer of Terry Precision Cycling, a women's bicycle manufacturing and direct marketing company.  Prior to her current position she served as president, chief executive officer, chief financial officer and treasurer of The Vermont Teddy Bear Company from October 1997 to September 2008.  Robert currently serves on the Board of Trustees of Middlebury College, the Board of the ECHO Leahy Science Center for Lake Champlain as well as the Vermont Ballet Theater, and is a member of the Board of Advisors for the UVM School of Business Administration.  Robert earned a bachelor's degree in French from Middlebury College and a master's degree in business administration from the University of Vermont.

Under Central Vermont’s By-laws, the company is required to equalize the number of directors in each of its three classes when possible.  Accordingly, the company is taking this opportunity to rebalance the number of directors in each class.  The rebalancing will occur in two steps:  filling a vacancy in the class of 2010 and adding a member to the class of 2011.  The Board of Directors appointed Goodrich to fill an exiting director’s term that expires in 2010.  Robert will serve as advisory director in anticipation of her nomination and election to serve as director at the May 4, 2010 Annual Meeting of Stockholders in a class whose term will expire 2011.

The Board is also restructuring the board committee assignments to align with the current needs of the Company.  Effective November 3, 2009 the board has reassigned Janice L. Scites and William R. Sayre from the Audit Committee to the Compensation Committee, thereby filling two vacant positions in the Compensation Committee.  Also effective November 3, 2009, Goodrich and Robert will join the Audit Committee, although Robert will not be a voting member until her election to the board in May.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary
November 2, 2009